Exhibit 1

Transactions in the Securities of the Issuer During the Past Sixty Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

LYNROCK LAKE LP
(On Behalf of Lynrock Lake Master Fund LP)

Purchase of Ordinary Shares	2,858	12.8508	01/02/2026
Purchase of Ordinary Shares	565	12.8518	01/05/2026
Purchase of Ordinary Shares	15,089	12.9744	01/05/2026
Purchase of Ordinary Shares	25,000	13.0000	01/05/2026
Purchase of Ordinary Shares	117	12.8550	01/06/2026
Purchase of Ordinary Shares	2,960	12.9929	01/06/2026
Purchase of Ordinary Shares	100	12.8500	01/07/2026
Purchase of Ordinary Shares	9,570	12.9804	01/07/2026
Purchase of Ordinary Shares	4,264	12.9890	01/08/2026
Purchase of Ordinary Shares	24,967	13.0000	01/08/2026
Purchase of Ordinary Shares	10,887	12.9688	01/09/2026
Purchase of Ordinary Shares	7,246	12.9995	01/12/2026
Purchase of Ordinary Shares	27,135	12.9581	01/13/2026
Purchase of Ordinary Shares	200	12.8600	01/13/2026
Purchase of Ordinary Shares	17,165	12.8364	01/14/2026
Purchase of Ordinary Shares	3	12.5500	01/14/2026
Purchase of Ordinary Shares	29,723	12.7750	01/14/2026
Purchase of Ordinary Shares	5,600	12.7288	01/15/2026
Purchase of Ordinary Shares	19,391	12.6915	01/16/2026
Purchase of Ordinary Shares	47,046	12.6102	01/16/2026
Purchase of Ordinary Shares	3,357	12.5558	01/16/2026
Purchase of Ordinary Shares	46,615	12.4986	01/20/2026
Purchase of Ordinary Shares	4,687	12.4517	01/20/2026
Purchase of Ordinary Shares	21,933	12.4317	01/21/2026
Purchase of Ordinary Shares	34,100	12.4600	01/21/2026
Purchase of Ordinary Shares	47,177	12.5530	01/22/2026
Purchase of Ordinary Shares	47,178	12.5530	01/22/2026
Purchase of Ordinary Shares	973	12.4590	01/23/2026
Purchase of Ordinary Shares	6,274	12.4477	01/26/2026
Purchase of Ordinary Shares	1,508	12.4570	01/27/2026
Purchase of Ordinary Shares	14,625	12.4075	01/29/2026
Purchase of Ordinary Shares	22,550	12.4406	01/30/2026
Purchase of Ordinary Shares	14,691	12.4799	02/02/2026
Purchase of Ordinary Shares	88,259	12.4552	02/03/2026
Purchase of Ordinary Shares	21,078	11.9645	02/04/2026
Purchase of Ordinary Shares	4,302	11.8293	02/05/2026
Purchase of Ordinary Shares	39,429	11.8265	02/11/2026
Purchase of Ordinary Shares	56,269	11.5699	02/12/2026